UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office) (Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 28, 2016, YRC Worldwide Inc. (the “Company”) issued a press release announcing that the Company has amended its Loan and Security Agreement, dated as of February 13, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements; the success of our management team in continuing with its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet quality delivery performance standards, and our ability to increase volume and yield and the impact of those improvements to meet our future liquidity and profitability; the uncertainty in the overall economy; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our dependence on our information technology systems in our network operations and the production of accurate information, as well as the risk of system failure, inadequacy or security breach; changes in equity and debt markets; inclement weather; price of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment, as well as state and federal labor laws; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Financial Measures

The press release attached as Exhibit 99.1 hereto includes a discussion of certain non-GAAP financial measures, including leverage which is calculated with respect to Adjusted EBITDA as defined in our term loan credit agreement, dated February 13, 2014, as Consolidated EBITDA. Non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, non-GAAP measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that this presentation of non-measures may not be comparable to similarly-titled measures used by other companies. A reconciliation of these measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included in other reports the Company files with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By: /s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: June 28, 2016